UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

DAIS CORPORATION
(Exact name of Registrant as specified in its charter)

New York	000-53554	14-1760865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of principal executive offices, including zip code)

(727) 375-8484

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On August 5, 2020, the board of directors (the “Board”) of Dais Corporation (the “Company”), following discussion by the Board with the Company’s independent registered public accounting firm, RBSM LLP (“RBSM”), concluded that the following previously filed financial statements of the Company should not be relied upon:

•

The Company’s audited financial statements for the year ended December 31, 2019, contained in the Company’s Annual Report on Form 10-K, originally filed with the Securities and Exchange Commission (“SEC”) on June 2, 2020 (the “Annual Report”).

The conclusion to prevent future reliance on the aforementioned financial statements resulted from the determination that the Annual Report failed to accurately state the loss per share of common stock. Specifically, the Company has determined that:

1.	The amount of loss per common share, basic and diluted and weighted average number of common shares outstanding, basic and diluted, as of December 31, 2019, was incorrect due to a computational error.

2.	As a result of such miscalculation, several additional disclosure items within these financial statements are inaccurate and will be revised reflect the correction.

The Board discussed the matters described in this Item 4.02 with representatives of RBSM.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS CORPORATION

Date: August 10, 2020	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer

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